Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Textron Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Debt	Senior Debt Securities (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Debt	Subordinated Debt Securities (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Equity	Common Stock, par value $0.125 per share (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Equity	Preferred Stock, par value $0.01 per share (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid	n/a	n/a	n/a	n/a	n/a	n/a		n/a
Carry Forward Securities

Carry Forward Securities	n/a	n/a	n/a	n/a		n/a			n/a	n/a	n/a	n/a
	Total Offering Amounts					n/a		n/a
	Total Fees Previously Paid							n/a
	Total Fee Offsets							n/a
	Net Fee Due							n/a

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee in connection with the securities offered hereby and will pay “pay-as-you-go registration fees.”

(3)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices, including an indeterminate amount of common stock, preferred stock or debt securities issuable upon conversion of, or in exchange for, other preferred stock or debt securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, other securities or that are issued in units.